EXHIBIT 21
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                                                             State of
        Subsidiary                                        Incorporation
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        AMREP Southwest Inc.                               New Mexico
            Advance Financial Corp.                        New Mexico
            AMREP Construction Corporation                 New Mexico
            AMREP Financial Corp.                          New Mexico
            AMREP Metro Works, Inc.                        New York
               Perma Corp.                                 New York
                  Strickland Construction Corp.            New Jersey
            AMREP Southeast, Inc.                          Florida
               AMREP Saratoga Square Homes, Inc.           Florida
            AMREPCO Inc.                                   Colorado
            Carity-Hoffman Associates, Inc.                New York
            Double R Realty, Inc.                          New Mexico
            Eldorado at Sante Fe, Inc.                     New Mexico
            M.F.G. Realty Corp.                            New York
            Panorama Inn of Florida, Inc.                  Florida
            Rancho Homes, Inc.                             New Mexico
            Rio Rancho Golf & Country Club, Inc.           New Mexico
            S.G.R. Realty Corp.                            New Jersey
            Shasta Real Estate Company                     California
            Sun Oaks Realty Corp.                          Florida
            Rio Venture Corp.                              New Mexico
            Rio Venture XV, Inc.                           New Mexico
        Albuquerque Utilities Corporation                  New Mexico
        Florida Ridge Utilities Corp.                      Florida
        Kable News Company, Inc.                           Illinois
            Kable Fulfillment Services of Ohio, Inc.       Delaware
            Kable News Company of Canada, Ltd.             Ontario
            Kable News Export, Ltd.                        Delaware
            Kable News International, Inc.                 Delaware
        El Dorado Utilities, Inc.                          New Mexico
        AMREP Metro Services, Inc.                         New York
        AMREP Saratoga Construction, Inc.                  New York
        AMREP Solutions, Inc.                              New York